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                                                                     EXHIBIT 99

                 [FIDELITY NATIONAL FINANCIAL, INC. LETTERHEAD]


                                  NEWS RELEASE
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Contacts:  Frank P. Willey
           President
           or
           Allen D. Meadows
           Executive Vice President
           Chief Financial Officer
           (805) 563-1566

FOR IMMEDIATE RELEASE
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           FIDELITY NATIONAL FINANCIAL, INC. ANNOUNCES THE SIGNING OF
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               AN AGREEMENT TO MERGE ALAMO TITLE HOLDING COMPANY
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                         WITH A WHOLLY-OWNED SUBSIDIARY
                         ------------------------------

        Irvine, Calif., May 7, 1998 -- Fidelity National Financial, Inc. (NYSE:FNF), a specialty finance and real estate service company, today announced that it has entered into an agreement and plan of merger to merge Alamo Title Holding Company with a newly formed subsidiary of Fidelity National Financial, Inc. Alamo Title Holding Company is the parent of Alamo Title Insurance, SWT Holdings, Inc., Alamo Title Company of Tarrant County, Inc., Alamo Title of Travis County, Inc. and Alamo Title of Guadalupe County, Inc. The merger is subject to regulatory approvals and the approval of the Alamo Title Holding Company shareholders.

        Alamo is the fourth largest title insurance underwriter in Texas and the ninth largest in the United States with 1997 title premiums and operating revenues of approximately $100 million. With Texas being the Country's second largest title insurance market, Alamo boasts a number one or number two market share position in most of its direct operations. Alamo's network of direct operations encompass Austin, San Antonio, Dallas - Forth Worth and Houston. The combined presence of Alamo and Fidelity operations will make Fidelity a leading insurer of title transactions in these major Texas markets.


                                     -more-
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FIDELITY NATIONAL FINANCIAL, INC. ANNOUNCES THE SIGNING OF AN AGREEMENT TO
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MERGE ALAMO TITLE HOLDING COMPANY WITH A WHOLLY-OWNED SUBSIDIARY
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         Headquartered in Irvine, California, Fidelity National Financial, Inc.
is a specialty finance company engaged in doing business in 49 states, the District of Columbia, Puerto Rico, the Bahamas and the Virgin Islands.
Fidelity, through its principal subsidiaries, performs specialty finance functions such as origination, funding, purchasing, selling, securitizing and servicing equipment leases for a broad range of businesses. Fidelity is also engaged in the business of issuing title insurance and performs other title-related services including escrow, collection and trust activities, real estate information and tax reporting services, trustee sales guarantees, foreclosure publishing and posting services, exchange intermediary services, credit reviews, flood certifications, appraisals and courier services.

         "Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995: Statements which are not historical facts contained in this release are forward looking statements that involve risks and uncertainties, and results could vary materially from the descriptions contained herein and other risks as may be detailed in the Company's Securities and Exchange Commission filings.


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